Exhibit 10.27

REDACTED

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

THIS AGREEMENT (“Agreement”) is made this

22nd day of March, 2006 (“Effective Date”)

BETWEEN

Remedent, Inc.

400 Continental Blvd • Suite 600

El Segundo, CA 90245 • USA

- hereinafter referred to as “Manufacturer” -

AND

Mr. Kang

Mr. Cho

From

Dream Life

978 So. Hoover St., #100

Los Angeles, CA 90006 • USA

- hereinafter referred to as “Distributor” -

PREAMBLE:

The Manufacturer is the holder of the patents and licenses for the production and sale of all the Products (hereinafter defined). The Manufacturer will produce, supply, license and grant the Distributor the right of exclusive sale of the Products in the Territory. The Distributor undertakes to make its best efforts to commence distribution of all the Manufacturer’s products in the Territory after a successful filing with all necessary government and regulatory offices.

REDACTED

1.	DEFINITIONS

In this Agreement:

(1)

“Confidential Information” means all non-public information, whether in written, oral or any other form, including, without limitation, data, documentation, specifications, know-how, technical information, designs, drawings, plans, blueprints, business plans, customer lists, pricing information, forecasts, projections, analyses, and manufacturing processes that the disclosing party (the “Disclosing Party “) disclosed to the other party (the “Receiving Party”) or allowed the Receiving Party to observe, in the course of the activity under this Agreement, which information is marked at the time of disclosure or observation as being “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature; provided, however, that if such information is not or cannot be so marked at the time of disclosure or observation, the information shall still qualify as Confidential Information if the Disclosing Party designates such information as confidential to the Receiving Party in writing within thirty (30) days of disclosure or observation. Notwithstanding the foregoing, Confidential Information shall not include information that the Receiving Party can demonstrate (a) was known to the Receiving Party on a non-confidential basis prior to the disclosure by the Disclosing Party, (b) has become publicly available without fault of the Receiving Party; or (c) was independently developed without the use of Confidential Information by representatives of the Receiving Party who did not have access to the Confidential Information as established by contemporaneous written records.

(2)	“Market” mean those parties within the Territory who can be identified as seeing value in the “Products” by the Distributor.
(3)	“Manufacturer Point of Shipment” as defined in the Uniform Commercial Code refers to Manufacturer’s manufacturing facilities located in Chino, California.
(4)	“Products” means the MetaTray family of whitening products currently sold by Manufacturer as identified in Appendix 1.
(5)	“Territory” means the countries of China, Korea, Vietnam, Mongolia, and Thailand.
(6)

“Trademarks” means the trademarks “REMEDENT”, “METATRAY” and “METAFOAM”, together with such other trademarks, service marks, trade dress, logos, brand names and/or trade names of the Manufacturer, as the parties may add subsequently by mutual agreement in writing.

2.	EXCLUSIVE RIGHT OF SALES

Subject to the terms and conditions set forth herein:

(1)

The Manufacturer hereby appoints the Distributor as the exclusive distributor of the Products to customers within the Market with physical and operating offices in the Territory and the Distributor hereby accepts such appointment.

(2)	The Distributor will buy and sell the Products in its own name and on its own account.
(3)

The Manufacturer will neither license any other party to sell the Products in the Territory, nor will the Manufacturer sell or market the Products in the Territory directly, except for the customers set forth in Appendix 1, which are excluded from this Agreement and reserved by the Manufacturer.

(4)

The license to sell the Products in all its presentations in the Territory will commence upon the successful compliance with all necessary governmental regulations and licensing requirements relating to the Products as set forth in Article 4.

(5)

In the event that the Distributor’s purchases from the Manufacturer are less than the minimum quotas (“Quotas”) as set forth in Appendix 1, the Company shall have the right to terminate this Agreement as provided in Section 12(6).

3.	RIGHT TO USE THE TRADEMARKS
(1)

The Manufacturer hereby grants to the Distributor for the term of this Agreement, and subject to the terms and conditions herein, a non-exclusive, non-transferable right to use the Trademarks within the Territory in connection with the Products sold by the Distributor in the Territory in accordance with the terms of this Agreement, in the manner as approved by the Manufacturer in writing by an authorized officer of the Manufacturer prior to each type of usage (e.g., branding, advertising, packaging).

(2)

The Distributor shall use the Trademarks only in the Territory and only in connection with the marketing, use, sale and distribution of the Products. The Distributor acknowledges the Manufacturer’s right, title and interest in and to the Trademarks and agrees to make no use of any of the Trademarks except as herein specifically provided. The Distributor shall use or display the Trademarks only in conjunction with such words as indicate that the Trademarks are the property of the Manufacturer. The Distributor acquires no right, title or interest in or to the Trademarks hereunder and any and all goodwill associated with the Trademarks will inure exclusively to the benefit of the Manufacturer and its licensors. During the term of this Agreement and after termination hereof, the Distributor shall not dispute or contest, for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of any of the Trademarks. The Distributor shall execute such documents and do all such acts and things as may be necessary in the Manufacturer’s reasonable opinion to establish ownership of any rights in and to the Trademarks.

(3)

The Distributor agrees that if it is notified or otherwise obtains knowledge of any alleged infringement of the Trademarks, the Distributor will promptly notify the Manufacturer. No legal proceedings shall be instituted by the Distributor against any third party in respect of any such alleged infringement without the prior written consent of the Manufacturer.

4.	REGULATORY DUTIES
(1)

The Distributor shall take all commercially reasonable and necessary steps during the term of this Agreement to obtain all regulatory approvals on behalf of the Manufacturer for marketing and sale of the Products in the Territory, maintain such approval, and satisfy all regulatory requirements for the Products, including without limitation, product labelling and reporting. All regulatory approvals for the Products that are obtained by the Distributor in the Territory will be registered in the name of and solely owned by the Manufacturer. The Manufacturer will pay all reasonable cost for the regulatory approval as provided in this Section 4(1) provided that the Distributor will not contract for any regulatory approvals without the prior written approval of the Manufacturer. The Distributor is responsible for carrying out and finalizing the regulatory approvals on behalf of the Manufacturer.

(2)

The Manufacturer will cooperate with the Distributor and make best efforts to ensure that the Products will qualify to receive clearance from the relevant regulatory bodies in the Territory to be marketed and sold in the Territory.

(3)

The parties each agree that they shall keep the other party informed of all efforts and issues relating to regulatory approval and clearances in the Territory, and shall share with the other such information relating thereto as is reasonably requested.

(4)

The Distributor will comply in all material respects with all applicable laws and regulations in the Territory, and will obtain and maintain any and all material permits, certificates or licenses necessary for the proper conduct of its duties and obligations under this Agreement.

(5)

In the event of any Recall of the Products anywhere in the Territory, each party will cooperate fully with the other party in effecting such a Recall, including, without limitation, promptly returning any affected inventory of the Products in its possession and promptly communicating to any customers such information or instructions as either party may desire be transmitted to such customers. In the event of a Recall of any of the Products, the Manufacturer will, at its sole option, cost and expense (a) promptly replace any Recalled Products and pay transportation expenses for such replacement; or (b) promptly issue credit to the Distributor for any Recalled Products. For the purpose of this Section 4(6), “Recall” means any required removal of the Products from the inventory of the Distributor or the Distributor’s customers at the discretion of the Manufacturer after determination that the Product contains a manufacturing, design or other defect rendering it unsuitable for its intended use.

(6)

The Distributor will maintain for at least three (3) years or the applicable regulatory requirement, which ever is longer, its respective records to ensure compliance with any regulatory requirements, including but not limited to traceability of all shipments of the Products. The Manufacturer will be allowed access to the Distributor’s records at all reasonable times during normal business hours, or at such other times that are mutually agreeable to the parties.

5.	RIGHT OF FIRST OFFER
(1)

The Manufacturer grants to the Distributor a right of first offer with respect to any new products in the MetaTray family of products developed by the Manufacturer for sale after the date of this Agreement (“New Product(s)”). The Manufacturer will give the Distributor notice of any such New Product(s), and the Distributor shall have five (5) business days following delivery of such notice to decide whether it wishes to distribute such New Product(s) in the Territory. If the Distributor gives written notice to the Manufacturer of its desire to become a distributor of the New Product(s) with in the requisite five (5) business days, then the parties will negotiate the Distributor’s rights to distribute such New Product(s) on terms agreeable to the parties. Notwithstanding the foregoing, the parties do not have any obligation to continue negotiations for any set period of time or otherwise provide for terms similar to this Agreement for such New Product(s).

6.	RESTRICTIONS OF THE RIGHTS OF SALE
(1)

The Distributor declares that it will not canvass customers for the Products outside the Territory, and that it will not maintain either branches or depots actually selling the Products outside the Territory.

(2)

The Distributor will only sell the Products to resellers who possess the necessary knowledge, general facilities and service facilities to administer the Products in the Territory. The Distributor will not have a right to assign sub-distributors for the Products without the prior written consent of the Manufacturer.

7.	OBLIGATIONS OF THE PARTIES
(1)

During the term of this Agreement, the Company shall take reasonable action to assist the Distributor in the Distributor's efforts to promote and sell the Products, including providing reasonable quantities of support materials such as product information and sales promotional literature.

(2)

The Distributor agrees to use its best efforts to vigorously and actively to promote and sell the Products in the Territory in particular, to promote the sale of these Products in the press, on radio and on TV. The Distributor will inform the Manufacturer about its activities and the general market tendencies as soon as possible, paying particular attention to the status of competitive products as well as, insofar as necessary, to particular situations of both current and prospective individual customers, as per the guidelines regarding the content and form of this information, given by the Manufacturer, acting reasonably. In connection with such efforts, the Distributor, at its sole cost and expense, shall organize and maintain a sales force and shall maintain adequate sales and warehouse facilities within the Territory that are satisfactory to the Manufacturer.

(3)	The Distributor agrees to maintain an adequate inventory to service all accounts in the Territory.
(4)

Each printed advertisement, flyer, handbill, television spot, radio script, yellow pages listing, webpage or any other advertising or promotional material bearing or using the trademarks “REMEDENT”, “METATRAY”, or “METAFOAM”, or pertaining to the Products must be approved by the Manufacturer in writing prior to its use by the Distributor.

(5)

The Distributor shall continually maintain to the satisfaction of the Manufacturer a general reputation for honesty, integrity and good credit standing and shall maintain the highest quality standards.

(6)

Except as provided in Section 7(1) above, the Distributor shall pay and discharge, and the Company shall have no obligation to pay for, any expenses or costs of any kind or nature incurred by the Distributor in connection with its distribution function hereunder, including, without limitation, any expenses or costs involved in marketing the Products.

(7)

The Distributor will: (i) conduct business in a manner that reflects favourably at all times on the Products and the good name, goodwill and reputation of the Manufacturer; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to the Manufacturer or the Products; (iii) make no false or misleading representations with regard to the Manufacturer or the Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to the Manufacturer or the Products; and (v) make no representations, warranties or guarantees to retailers.

(8)	The Manufacturer will inform and train the Distributor about the Products to an appropriate extent.
(9)

During the term of this Agreement, the Distributor must not manufacture, market, distribute, or sell any products directly competing with the Products without the prior written consent of the Manufacturer. For the sake of this contract “directly competing” refers to any tooth whitening product that utilizes heat as a mechanism to activate the hydrogen peroxide gel. Further, the Distributor agrees to notify the Manufacturer in the event that Distributor engages or attempts to engage in a business relationship with any company involved in any aspect of the tooth whitening industry.

(10)	During the term if this Agreement, the Distributor must not become a business partner of a competitor of the Manufacturer, or support the business of any competitor in any other way, directly or indirectly, without the prior written consent of the Manufacturer.

8.	ORDERING AND PURCHASE OF GOODS
(1)	The Distributor must purchase the Products under this Agreement from the Manufacturer only.
(2)

All prices for the Products purchased by the Distributor hereunder shall be in United States dollars and F.O.B., Manufacturer Point of Shipment. The initial price to the Distributor for the Products are set forth in Appendix 1, which may be amended by the Manufacturer upon not less than ninety (90) days prior written notice to the Distributor.

(3)

The Distributor shall provide the Manufacturer with a non-binding yearly forecast and estimate delivery schedule for the Products as soon as practicable after the Effective Date and upon each anniversary of the Effective Date.

(4)

The parties acknowledge that the purchase prices set forth in Appendix 1 do not include any sales, excise, use, value added or other government taxes or duties that may be applicable to the export, import or purchase of the Products, which taxes shall be the sole responsibility of the Distributor and the Distributor agrees that it will bear all such taxes and duties. When the Manufacturer has the legal obligation to collect and/or pay such taxes or duties, the appropriate amount shall be added to the Distributor’s invoice and paid by the Distributor to the Manufacturer, unless the Distributor provides the Manufacturer with a valid tax exemption certificate authorized by the appropriate governmental taxing authority, or provides proof of payment.

(5)

All orders for the Products shall be by means of a signed written purchase order, for a minimum as set forth in Appendix 1, which shall be submitted to the Manufacturer at the Manufacturer's address for notice purposes set forth in Section 20(10), and shall request a delivery date. Orders may be placed by telephone, facsimile transmission or, upon the parties' agreement, by e-mail; provided, however, that a signed confirming purchase order is received by the Manufacturer ten (10) business days after such order. It is understood that the Distributor and the Manufacturer may use their standard purchase order and sales agreement forms during the performance of this Agreement. Any purchase order, sales agreement or other form used by the Distributor or the Manufacturer shall be for convenience only and any terms or provisions contained therein which are in addition to or inconsistent with those contained herein shall have and be of no force and effect; provided, however, that the terms on such documents shall be effective to the extent they set forth quantities, scheduled delivery dates and, as applicable, mode of shipment.

(6)

The Manufacturer shall timely and accurately fill and deliver all the Distributor’s orders for the Products; provided that such orders are reasonably within the forecasts previously supplied by the Distributor.

(7)

The Manufacturer shall submit an invoice to the Distributor upon each shipment of the Products ordered by the Distributor. Each invoice shall be due and payable in full within thirty (30) days from the date such invoice was transmitted, and any delinquent account shall bear interest at the prime rate. All invoices shall be sent to the Distributor’s accounting department, without regard to the actual shipping address for the Products. Each such invoice shall state the Distributor’s aggregate and unit purchase price for the Products in the relevant shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by the Manufacturer and to be borne by the Distributor hereunder. The Distributor shall make all payments to the Manufacturer under this Agreement in United States dollars by check, or by wire transfer as authorized and instructed by the Manufacturer. The Distributor shall not take any credits or offsets against amounts billed to the Distributor by the Manufacturer without the Manufacturer’s prior written consent. Any disputes shall be resolved in good faith. To that end, an executive (Vice President level or above) appointed by each party shall meet and confer in good faith to amicably resolve the alleged dispute over the invoice. If they are unable to agree to a resolution after thirty (30) business days, the parties may elect to proceed with arbitration as provided for in Section 20(9). In no event shall the Distributor withhold payments for undisputed invoices.

9.	SHIPPING; RISK OF LOSS
(1)

All the Products delivered by the Manufacturer pursuant to this Agreement shall be suitably packed for surface, ocean or air shipment, in the Distributor’s sole discretion, in the Manufacturer’s standard shipping cartons, marked for shipment to such location or locations as the Distributor may designate, and delivered to the Distributor or its carrier, F.O.B., Manufacturer Point of Shipment. Title and risk of loss of the Products shall pass to the Distributor upon delivery to the carrier at the F.O.B., Manufacturer Point of Shipment.

(2)

The Manufacturer shall ship all the Products in accordance with the Distributor’s delivery instructions specified in the Distributor’s purchase orders; provided, however, that if the Distributor does not provide delivery instructions with respect to the carrier to be used, the Manufacturer may use its customary carrier. All freight, insurance and other shipping expenses, as well as any special packing expenses, shall be paid by the Distributor. The Distributor shall also bear all applicable taxes and duties that may be assessed against the Products and parts after delivery to the carrier F.O.B., Manufacturer Point of Shipment.

(3)

The Manufacturer will use its best efforts to ship the Products on or before the date reasonably specified in the Distributor’s purchase order for the Products and consistent with the Manufacturer’s shipping procedures in place from time to time. All shipments of the Products shall be deemed to conform to the relevant purchase order with respect to quantity ordered unless the Manufacturer receives from the Distributor, no later than fifteen (15) days after the receiving date of a given shipment, written notice specifying the shipment, the purchase order number and exact nature of the discrepancy between the shipment and the order.

(4)

The Distributor may reschedule, redirect or cancel delivery of the Products only upon written notice to the Manufacturer forty-five (45) days prior to delivery. However, if the Distributor cancels delivery of any Products within forty-five (45) days of scheduled shipment, the Distributor shall pay to the Manufacturer a restocking charge equal to twenty-five percent (25%) of the purchase price for such purchase order.

10.	PRODUCT HANDLING BY THE DISTRIBUTOR
(1)

The Distributor undertakes to attempt to avoid damages caused by the improper transportation and/or improper or overly lengthy storage of the Products, by strictly following the Manufacturer’s instructions for transportation and storage for all of the Products. Furthermore, the Distributor agrees to release the Manufacturer from any claims, insofar as the Manufacturer were to be held liable for damages that were caused by the improper storage or improper transportation by the Distributor.

(2)

The Distributor agrees to instruct and train all third-party purchasers in the proper transportation, storage and use of each of the Products. The Distributor undertakes to deliver all of the Products only with the instructions for use, storage and transportation supplied by the Manufacturer.

11.	PRICES AND CONDITIONS IN TRADE BETWEEN THE DISTRIBUTOR AND THIRD PARTIES
(1)	The Distributor shall be free to establish the prices and conditions of sale of the products to third parties in the contractual district.
12.	TERM OF AGREEMENT
(1)

The initial term of this Agreement shall commence on the Effective Date of this Agreement and shall continue in full force and effect for two (2) years, unless terminated earlier in accordance with this Agreement. Thereafter, this Agreement will be renewed automatically on the same terms and conditions as those existing on the last day of the then-current term, for successive two (2) year periods unless: (1) the Distributor is not substantially in compliance with the terms of this Agreement at the time of any such renewal, (2) the Distributor gives the Manufacturer written notice of termination at least three (3) months before the end of the then-current term, or (3) the Manufacturer gives the Distributor written notice of termination at least three (3) months before the end of the then-current term.

(2)

If either party hereto is in breach of any material terms and conditions of this Agreement and such party fails to cure the breach within sixty (60) days after the date of receipt of written notice from the other party advising of the nature of such breach, then the party not in default shall have the right to terminate this Agreement by written notice to the party in breach.

(3)

If either party: (a) becomes insolvent; (b) makes a general assignment for the benefit of its creditors; (c) files or has filed against it a petition in bankruptcy or seeks re-organization; (d) has a receiver appointed over any of its assets; or (e) institutes any proceedings for liquidation or winding up; then the other party may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

(4)

Either party may terminate this Agreement if the other party has failed to perform its obligations due to an event of Force Majeure (as defined at Section 20(3)) for a period of sixty (60) days or more; provided, however, either party may terminate this Agreement immediately if such Force Majeure is attributable to any new or changing acts, regulations or laws of any government or interpretation thereof by any judicial or regulatory authority that materially affect such parties performance or obligations under this Agreement.

(5)

The Manufacturer may terminate this Agreement by giving thirty (30) days written notice of termination to the Distributor in the event that the Distributor fails to timely pay the Manufacturer’s invoices for the Products that has been accepted by the Distributor. For purposes of this section, accepted Products do not include disputed invoice amounts, as provided for in Section 8(7) above.

(6)

The Manufacturer may elect to terminate this Agreement upon the failure of the Distributor to meet the Quotas. If the Manufacturer elects to terminate this Agreement, it shall give written notice of such election to the Distributor within sixty (60) days after the close of the calendar year in which the Distributor has not met Section 7(12), and the Distributor shall have thirty (30) days after its receipt of such notice to correct such failure (i.e., through submission of purchase orders to the Manufacturer for additional units of the Products). If the Distributor fails to correct such failure in a timely manner, then the Manufacturer shall have the option to immediately terminate this Agreement.

13.	LIABILITY AFTER TERMINATION
(1)	Expiration or termination of this Agreement for any reason shall not, unless otherwise expressly provided in this Agreement, affect:
(a)	The obligations accrued prior to the effective date of expiration or termination (the “Termination Date”);
(b)	The obligations to maintain in confidence the Confidential Information as provided in Article 16, which obligation shall survive the expiration or termination of this Agreement; or
(b)

Any obligations which, either expressly or from the context of this Agreement, are intended to survive termination of this Agreement; or the obligations and duty of the Distributor to pay in full all amounts due to the Manufacturer for Products which has been accepted by the Distributor. For purposes of this section, “amounts due” does not include disputed invoice amounts, which are subject to resolution as provided for in Section 8(7) above.

14.	EFFECTS OF TERMINATION
(1)	Upon expiration or termination of this Agreement:
(a)

All licenses and rights granted under this Agreement shall terminate as of the Termination Date and the Distributor shall cease to utilize any rights granted under this Agreement; provided, however, that the Distributor shall be entitled to (i) cancel any outstanding purchase orders to the Manufacturer for the Products; (ii) continue to promote, distribute and sell any of the Products to the extent necessary to fill any customer orders that are outstanding as of the Termination Date; (iii) continue to promote, distribute and sell the Products on a nonexclusive basis until its inventory of the Products are exhausted; and/or (iv) at the election of the Manufacturer, allow the Manufacturer to repurchase any such existing inventory of the Products from the Distributor at the original price paid by the Distributor therefore.

(b)

Within ten (10) days after the Termination Date, each party shall return, or, at the election of the other party, destroy the Confidential Information of the other party pursuant to Section 16(2) and provide certification of such destruction.

15.	RETURNS
(1)

All Product returns must be assigned a Return Authorization (“RA”) number. To obtain an RA number, the Distributor shall notify the Manufacturer of the description of the Product, quantity, reason for return and date of purchase of the Product to be returned. All Product returns from the Distributor shall be sent directly to the Manufacturer. The RA number shall be prominently displayed on the outside of the shipping box and the Products shall be packaged to protect them from shipping damage. The Manufacturer shall bear shipping costs associated with all defective Product returns.

16.	CONFIDENTIAL INFORMATION
(1)	Limitations on Use of Confidential Information.
(a)

The Receiving Party may use the Confidential Information only in connection with its performance of its obligations under this Agreement and in accordance with any terms and conditions set forth in this Agreement.

(b)	The Receiving Party will use the same degree of care it uses for its own Confidential Information in protecting the confidentiality of the Confidential Information received from Disclosing Party.

(c)

The Receiving Party will only disclose the Confidential Information (i) to its employees or agents that have a need to know such information to enable the Receiving Party to perform its obligations under this Agreement, and (ii) only after it has informed such employee or agent of the Receiving Party's confidentiality obligations under this Agreement.

(d)

In the event the Receiving Party or its representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the Disclosing Party, the Receiving Party agrees that it will provide the Disclosing Party with prompt written notice of such request(s) so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this Agreement, the Receiving Party agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

(e)

The Receiving Party will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Confidential Information other than in accordance with this Agreement, including without limitation written instruction to and agreements with employees, independent contractors and agents to ensure that such third parties protect the confidentiality of Confidential Information.

(f)

The Receiving Party, at its own expense, will take all steps, including without limitation, the initiation and prosecution of actions at law or in equity, necessary or appropriate to prevent use or disclosure, and upon any unauthorized disclosure further unauthorized disclosure or use, of any Confidential Information received or obtained by it except as expressly permitted by the terms of this Agreement.

(g)

The Receiving Party will notify the Disclosing Party immediately of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all of its intellectual property rights in and ownership of its Confidential Information.

(2)

Return of Confidential Information. Upon the Disclosing Party's request, the Receiving party will (a) return or destroy, at the Disclosing Party's option, all originals and copies of all documents and materials it has received containing the Disclosing Party's Confidential Information; and (b) deliver or destroy, at the Disclosing Party's option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, prepared by the Receiving Party or under its direction or at its request from the documents materials referred to in subparagraph (a). The Receiving Party shall provide a written statement to the Disclosing Party certifying that all documents and materials referred to in subparagraphs (a) and (b) have been delivered to the Disclosing Party or destroyed, as requested by the Disclosing Party.

(3)

Remedy. The Receiving Party acknowledges and agrees that due to the unique nature of Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow a party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party will be entitled to appropriate equitable relief from a court of competent jurisdiction in addition to whatever remedies it might have at law, equity, or otherwise. Any breach of this Article 16 will constitute a material breach of this Agreement and be grounds for immediate termination of this Agreement in the exclusive discretion of the Disclosing Party.

17.	REPRESENTATIONS AND WARRANTIES
(1)	The Manufacturer’s Representations and Warranties. The Manufacturer represents and warrants that:
(a)

The Manufacturer has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

(b)

The Manufacturer warrants that for a period commencing with the date of shipment of any Products to the Distributor and continuing for a period of twelve (12) months (the “Warranty Period”), the Products shall be free of defects, and be manufactured pursuant to the applicable standards prescribed by the applicable governing regulatory authorities in the Territory; provided, however, that damage to any Products by the Distributor or its customers through misuse, neglect, accident, or failure to follow the printed procedures and recommendations of instruction for use or storage of the Products shall void this warranty. In the event the Distributor reasonably determines that this warranty has been breached and has not been voided pursuant to this Section 17(b), the Distributor shall return the defective Product to the Manufacturer pursuant to Section 15(1). The Manufacturer shall, within thirty (30) days after it receives the defective Product, repair or replace such defective Product, pay shipping cost for such replacement at no charge to the Distributor and bear all risk of loss or damage to such replacement. The Distributor acknowledges and agrees that the Manufacturer’s obligation to replace defective Product is the sole and exclusive remedy of the Distributor. Under no circumstances shall the Manufacturer be liable for consequential or economic damages that might arise from a defective Product, except for the indemnification obligations set forth in Article 18.

(2)	The Distributor’s Representations and Warranties. The Distributor represents and warrants that:
(a)

The Distributor has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

(b)

The execution, delivery and performance by the Distributor of this Agreement and the consummation of the transactions contemplated hereby do not violate or conflict with the Distributor’s charter documents, any material contract, agreement or instrument to which the Distributor is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which the Distributor is bound, or any law, rule or regulation applicable to the Distributor.

(c)

The Manufacturer retains the sole ownership of, and all rights to, any and all of its intellectual property rights to the Products, and nothing contained in this Agreement shall give the Distributor any right, title or interest thereto.

(3)

Exclusive Warranties. THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THIS AGREEMENT.

18.	INDEMNIFICATION, INSURANCE AND LIMITATION ON LIABILITY
(1)

Notwithstanding any other provisions of this Agreement, the Manufacturer shall indemnify and hold harmless the Distributor and its officers, directors, employees, and agents (collectively, the “Indemnities”), from and against all costs, expenses, claims, demands, causes of action, damages and judgements, including without limitation attorney’s fees whether or not suit is actually commenced, which might be imposed upon or brought against an Indemnitee as a result of the distribution, promotion, marketing, sale or offering for sale of Products as contemplated in this Agreement, including but not limited to: (i) any product liability for personal injuries or death, (ii) any breach of the representations and warranties set forth in Section 17(1), or (iii) any infringement or any third party’s intellectual property rights. Excluded from this provision are any costs, expenses, claims, demands, causes of action, damages and judgments which are the result of:

(a)	any warranty, express or implied, that is made by the Distributor different from or in addition to those made in writing by Manufacturer which accompany the Products;
(b)	bodily injury, property damage, or death arising out of:
(i)	any physical or chemical change in the form of the Product made intentionally by the Distributor,
(ii)	mishandling of the Product by the Distributor, including but not limited to failure to properly store the Products, or repacking or removal of the Product from its original packaging, or
(iii)	products which are distribution or sale by Manufacturer to Distributor have been relabelled in manner not authorized by Manufacturer.
(2)

Indemnification by the Distributor. Distributor shall indemnify and hold the Manufacturer (and its shareholders, directors, officers, employees, and agents) harmless from all costs, expenses, claims, demands, causes of action, damages and judgements, including without limitation attorney’s fees whether or not suit is actually commenced, which might be imposed upon or brought against Manufacturer as a result of a third party claim related to (i) any breach of representations and warranties set forth in Section 17(2), (ii) relating to liability of Distributor as an employer for claims by Distributor’s employees or agents, (iii) arising from warranties made by Distributor different from or in addition to those made in writing by Manufacturer which accompany the Product, (iv) any violation of any applicable law or government regulation by the Distributor in connection with the distribution of the Products in the Territory, or (v) as a result of arising from the events detailed in subsections (b)(i), (ii), or (iii) hereinabove.

(3)

Conditions of Indemnification. Manufacturer shall not be obligated to indemnify an Indemnitee under Section 18(3) and Distributor shall not be obligated to indemnify Manufacturer (and its shareholders, directors, officers, employees, and agents) under Section 18(2), unless:

(a)	The party seeking indemnification gives the indemnifying party prompt written notice of any claim for which it seeks indemnification;
(b)	The party seeking indemnification cooperates with the indemnifying party in the defence of the claim;
(c)	The indemnifying party shall have the sole right to manage the defense of any such claim in the manner it deems advisable, including using counsel of its choice, and;
(d)	The indemnifying party shall have the sole right to settle any such claims provided any such settlement completely releases the parties seeking indemnification, and requires no action by, or financial participation from, the party seeking indemnification.

(4)

Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF CONFIDENTIALITY OBLIGATIONS OR WITH RESPECT TO PRODUCT LIABILITY CLAIMS CONTAINED HEREIN, UNDER NO CIRCUMSTANCES, SHALL EITHER PARTY OR ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS, REPRESENTATIVES, OR AFFILIATES, HAVE ANY LIABILITY OR OBLIGATION TO THE OTHER PARTY OR TO ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS, REPRESENTATIVES, CHANNELS OF DISTRIBUTION OR AFFILIATES FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES, LOST PROFITS, ANTICIPATED INCOME OR PROFITS, OR OTHER SIMILAR DAMAGES. EXCEPT WITH RESPECT TO A BREACH OF CONFIDENTIALITY OBLIGATIONS OR WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS CONTAINED HEREIN, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF EITHER PARTY EXCEED THE TOTAL AMOUNT OF PAYMENTS BY THE DISTRIBUTOR TO THE MANUFACTURER DURING THE LAST 12 CALENDAR MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM. NOTHING IN THIS SECTION SHALL PREVENT EITHER PARTY FROM OBTAINING EQUITABLE RELIEF, INCLUDING BUT NOT LIMITED TO TEMPORARY RESTRAINING ORDERS, PRELIMINARY INJUNCTIONS AND PERMANENT INJUNCTIONS.

(5)

The Distributor will carry a minimum of any and all insurances as required by law in the city and country where Distributor operates. The Manufacturer shall have the right to examine the policies of insurance of the Distributor upon request.

19.	THIRD PARTY LITIGATION
(1)

Notice of Proceedings. Each party shall notify the other party in writing within five (5) business days of the commencement or threat of any action, suit, proceeding or investigation or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality that may materially and adversely affect the other party's rights or obligations under this Agreement.

(2)

Litigation. If either party becomes involved in any litigation regarding the Products within the Territory (each, a “Litigating Party”), the other party agrees to provide all relevant documents or information, except for Confidential Information which shall be governed by Section 16, to the Litigating Party and to provide such cooperation with the Litigating Party in the conduct of such litigation, as may be reasonably requested by the Litigating Party. Each party shall notify the other party in writing within ten (10) business days of the commencement of any action, suit, proceeding or investigation or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality that relate to the Products.

20.	MISCELLANEOUS.
(1)

Except as expressly provided to the contrary herein, each section, paragraph, term and condition of this Agreement shall be considered severable and if, for any reason, any provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, arbitrator, agency or tribunal with competent jurisdiction in a proceeding to which the Manufacturer is a party, that ruling shall apply only to the jurisdiction of such court, arbitrator, agency or tribunal and shall not impair the operation of, or have any other effect upon, such other terms and conditions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any provision held to be invalid shall be deemed not to be a part of this Agreement in such jurisdiction from the earlier of the date on which the time for appeal expires or receipt by the Manufacturer or the Distributor of a notice of non-enforcement thereof.

(2)

If, under any applicable and binding law or rule, any provision of this Agreement is invalid or unenforceable, the parties shall modify such invalid or unenforceable provision to the extent required to be valid and enforceable. The parties agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which are held to be unenforceable in a final, unappealable ruling, or from reducing the scope of any promise or covenant to the extent required to comply with such ruling.

(3)

Non-performance by either party hereunder, other than an obligation to pay money, shall be excused to the extent that performance is rendered impossible by war, strike, fire, flood, governmental acts, orders or restrictions, or any other reason to the extent that the failure to perform is beyond the control of the non-performing party (“Force Majeure”). The party whose performance is prevented by a Force Majeure event shall immediately inform the other party of the Force Majeure event and all reasonable information relating thereto.

(4)

The rights of the Manufacturer and the Distributor hereunder are cumulative and no exercise or enforcement by the Manufacturer or the Distributor of any right or remedy hereunder shall preclude the exercise or enforcement by the Manufacturer or the Distributor of any other right or remedy hereunder or which the Manufacturer or the Distributor is entitled by law to enforce.

(5)	If any legal action, including arbitration or mediation, arises under this Agreement or by any reason of any asserted breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred as a result of such legal action.

(6)

This Agreement and the validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of California, except to the extent that the laws of the Territory may pre-empt California law.

(7)

The preambles to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties (all prior representations, negotiations and agreements being merged into this Agreement), and there are no other oral or written understandings or agreements between the Manufacturer and the Distributor relating to the subject matter of this Agreement. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. References to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such articles, sections or paragraphs.

(8)

Prior to filing any arbitration proceeding pursuant to Paragraph 20.9, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of any dispute. The Manufacturer and the Distributor each agree that within fifteen (15) business days of the other party's receipt of such notice, the Chief Executive Officer or other senior executive officer of both the Manufacturer and the Distributor shall meet in Los Angeles, California, (or such other place as may be agreed to by the parties) in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, the notifying party may initiate an arbitration proceeding as described in Section 20.9.

(9)

In the event that any such dispute cannot be resolved thereby pursuant to Section 20.8 above, then either party may commence binding arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association (AAA), as modified or supplemented under this Section 20(9). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction or application may be made to such a court for judicial recognition and acceptance of the award and any appropriate order including enforcement. The arbitration proceeding will be held in Los Angeles County, California. The arbitration proceedings contemplated by this section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, contents or results of any proceedings conducted in accordance with this section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this section shall have no preclusive effect in any other matter involving third parties. Notwithstanding any of the foregoing, either party may request injunctive and/or equitable relief either from the arbitrator or from a court in order to protect the rights or property of the party, pending the resolution of the dispute by arbitration as provided hereunder.

(10)	All notices, reports and other information and supporting records permitted or required to be delivered by the provisions of this Agreement shall be in English and be delivered to:
the Manufacturer:	Remedent, Inc.
400 Continental Blvd., Suite 600
El Segundo, California 90245
Facsimile: 310-426-2281
Attn: Scott Juhl

With a courtesy copy to:	Bullivant Houser Bailey PC
1331 Garden Highway, Suite 300
Sacramento, California 95833
Facsimile: 916-442-3442
Attn: Scott E. Bartel

Distributor:	Dream Life
978 So. Hoover Street, #100
Los Angeles, Ca 90006
Facsimile: 213-387-5777

The address of each party for notice may be modified from time to time by notice to the other party. Notices shall be deemed so delivered at the time delivered personally by the party giving same to the other party, one (1) business day after sending by telex, cable or comparable electronic system and three (3) business days after sending by air courier service.

(11)

All obligations of the Manufacturer and the Distributor which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

(12)

The Distributor is an independent contractor of the Manufacturer under this Agreement. Neither party shall have the authority, either express or implied, to make any commitment or representation on behalf of the other party or incur any debt or obligation on behalf of the other party. The parties acknowledge that this Agreement does not constitute a franchise, partnership or joint venturers under United States federal or state law or under any law of the Territory or any sovereignty within the Territory and does not create a fiduciary relationship between the parties.

(13)

Except as provided for in Section 8(2), none of the terms hereof can be waived or modified except by an express agreement in writing signed by the party to be charged. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver, modification hereof, or a waiver of any other right or remedy hereunder, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Either party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any such rights. Except as provided herein, no person, firm or corporation, other than the parties hereto, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

(14)

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The rights granted to the Distributor are personal in nature, and the Distributor may not assign this Agreement without Manufacturer's prior written consent. The Manufacturer may assign this Agreement, without Distributor's consent, to any subsidiary or affiliate of Manufacturer. Manufacturer's rights and obligations under this Agreement shall automatically transfer in connection with a merger, consolidation, reorganization involving Manufacturer or sale of substantially all of Manufacturer's assets. Any attempted assignment in violation of this provision shall be null and void.

(15)

This Agreement may be executed in two counterparts and delivered by facsimile, and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement. This Agreement is executed and signed in English, and only such English version shall be deemed and constitute the original copy of this Agreement.

Accepted and executed at Los Angeles, USA, as of the 29th day of March, 2006.

Representing REMDENT, Inc.

_________________________
Name: Scott G, Juhl	Name: Judd D. Hoffman
As Witness	VP Worldwide Sales and Operations

Accepted and executed at Los Angeles, CA as of the 23rd day of March, 2006.

Representing Dream Life Company,

_________________________
Name: Mr. Cho	Name: Mr. Kang (CEO)
As Representative

REDACTED

APPENDIX 1

1.	PRODUCTS:

a. METATRAY SYSTEM which consist of one controller, one mouth tray, one power adaptor plug, one connection cable, one lanyard, an instruction manual and twenty METAFOAM strips (the “Kit”)

b. METAFOAM STRIP Refill Pack (20 METAFOAM Strips per box)

II.	PRICING:

METATRAY SYSTEM:	^Removed Pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^

METAFOAM STRIP (refill pack)	^Removed Pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^

III.	ANNUAL ORDER QUOTA REQUIREMENTS:

As a condition of exclusive distribution rights in territory, a minimum annual quantity of 40,000 MetaTray units, (10,000 units shipped per quarter), is required.